REVOCABLE PROXY

TAURIGA SCIENCES, INC.

SPECIAL MEETING OF STOCKHOLDERS JULY 27, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Seth M. Shaw, with full power of substitution, as Proxies for the shareholder, to attend the Special Meeting of the Stockholders of Tauriga Sciences, Inc. (the “Company”), to be held at the offices of Nixon Peabody LLP at 437 Madison Avenue, 24th Floor, New York, New York 10022 on July 27, 2015 at 1:00 P.M., Eastern Daylight Time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. The undersigned hereby revokes any other proxy executed previously for the 2015 Special Meeting of Shareholders.

This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy.

(Continued, and to be marked, dated and signed, on the other side)

▲DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED▲

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders Meeting To Be Held On July 27, 2015.
Our Proxy Statement for the Special Meeting is available at
http://www.viewproxy.com/tauriga/2015sm